Exhibit 99.1

EDCI Holdings, Inc. Files Form 25 Voluntarily Delisting its Common Stock from NASDAQ – Majority of Stockholders Have Voted in Favor of Split Transaction

NEW YORK, (Wednesday), November 3, 2010 /PRNewswire / -- EDCI Holdings, Inc. (Nasdaq: EDCI) (the “Company” or “EDCI”), today announced that, based on current voting results indicating more than a majority of EDCI’s outstanding stock had been voted in favor of the Split Transaction (defined below),  it had filed a Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act (the “Exchange Act”), with the Securities and Exchange Commission (“SEC”) and NASDAQ.  EDCI expects its common stock will be quoted in the over-the-counter market on the Pink Sheets beginning November 4, 2010.  On or about the effective date of the NASDAQ delisting, which is expect to be November 13, 2010, the Company intends to file a Form 15, Notice of Termination of Registration or Suspension of Duty to File, with the SEC to terminate its reporting obligations under the Exchange Act.  The Form 25 has been filed in anticipation of a favorable vote by the Company’s stockholders at a special meeting to be held on November 8, 2010 on a proposal to effect a 1-for-1,400 reverse stock split of the Company’s common stock, followed immediately by a 1,400-for-1 forward stock split, for the purpose of reducing the number of EDCI stockholders to less than 300 such that EDCI can deregister its common stock pursuant to applicable Exchange Act rules and cease SEC reporting obligations (the “Split Transaction”).  EDCI’s shares will continue to trade on the over-the-counter market on the Pink Sheets using “EDCI”.

About EDCI Holdings, Inc.

EDCI Holdings, Inc. (Nasdaq: EDCI) is engaged in carrying-out its Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”), which was approved by EDCI’s stockholders on January 7, 2010.  EDCI is also the majority equity-holder of Entertainment Distribution Company, LLC (“EDC”), a European provider of supply chain services to the optical disc market. For more information, please visit www.edcih.com.

Cautionary Statement About Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include, without limitation, statements regarding the completion of the split transaction described herein, the proposed terms of the reverse and forward stock splits, the timing and effectiveness of the split transaction and the deregistration and delisting of EDCI’s common stock, and the timing of certain actions contemplated by the Plan of Dissolution.  When used in this press release, the words “anticipates,” “will,” “expects,” or “intends to” and other similar expressions are intended to identify such forward-looking statements.  Forward-looking statements are based on the opinions, expectations, forecasts, assumptions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results or the level of activity, performance or achievements expressed or implied by such statements to differ materially from our expectations of future results, level of activity, performance or achievements expressed or implied by those statements.  Such differences may be caused by factors such as, but not limited to, EDCI’s ability to sell or monetize its assets in a timely manner or at all pursuant to its Plan of Dissolution; EDCI’s ability to settle, make reasonable provision for, or otherwise resolve its liabilities and obligations; a change in economic conditions; the risks associated with EDCI’s dependence on Universal Music Group’s cooperation regarding any transaction involving EDC; and our Board of Director’s ability to abandon or delay the implementation of the split transaction and/or the Plan of Dissolution.  More information about these and other important factors that could affect our business and financial results is included in the Company’s reports filed with the SEC, including our quarterly report on Form 10-Q we filed with the SEC on August 10, 2010, our annual report on Form 10-K we filed with the SEC on March 5, 2010, and the definitive proxy statements we filed with the SEC on May 3 and October 12, 2010, as well as EDCI’s other filings with the SEC. EDCI undertakes no obligation to publicly update or revise any forward-looking statements.

Source: EDCI Holdings, Inc.

CONTACT: Matthew K. Behrent, Executive Vice President of Corporate Development, at (646) 201-9549 or Kyle E. Blue, Treasurer at (317) 348-1940.  Web site: www.edcih.com